       NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, "THE SECURITIES") HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED ("THE 1933 ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFER, SALE OR TRANSFER IS MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SAID LAWS.

       THIS WARRANT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                RENTECH, INC.

                       WARRANT TO PURCHASE COMMON STOCK

  Number of Shares     --------------------

  Date of Issuance     --------------------

       Rentech, Inc., a Colorado corporation (the "Company"), hereby certifies that, for value received, ---------------------, the holder hereof ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time after the date hereof but not after 5:00 p.m., Denver, Colorado Time on the Expiration date (as defined herein) ---------------------------- (---,---) fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at a purchase price of $U.S.$.-- per share in lawful money of the United States.

       Section 1.

       (a) Definitions. The following words and terms used in this Warrant shall have the following meanings:


       "Common Stock") means (a) the Company's common stock and (b) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

       "Expiration Date" means the date five years from the date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of Denver or the State of Colorado (a "Holiday"), the next preceding date that is not a Holiday.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Transfer" shall include any disposition of any Warrants or Warrant Shares, or of any interest in either thereof which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended, or the securities laws of Colorado or such other state or states as may be applicable.

       "Warrant" shall mean this Warrant and all Warrants issued in exchange, transfer or replacement of any thereof.

       "Warrant Exercise Price" shall be U.S.$.-- per share.

       (b)  Other Definitional Provisions.

            (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors; and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

            (ii) When used in this Warrant, the words "herein," "hereof," and "hereunder," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section," "Schedule," and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to this Warrant unless otherwise specified.

            (iii) Whenever the context so requires the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

       Section 2.  Exercise of Warrant.

       (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder, as a whole or in part, at any time prior to 5:00 p.m., Denver, Colorado Time on the Expiration Date. The rights represented by this Warrant may be exercised by the Holder hereof then registered on the books of the Company, as a whole or from time to time in part (except that this Warrant shall not be exercisable as to a fractional share) by (i) delivery of a written notice, in the form of the Subscription Notice attached as Exhibit I hereto, of the Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus any applicable issue or transfer taxes) in immediately available funds (either by wire transfer or a certified or cashier's check drawn on a United States bank), for the number of Warrant Shares as to which this Warrant shall have been exercised, and (iii) the surrender of this Warrant, properly endorsed, at the principal office of the Company (or at such other agency or office of the Company as the Company may designate by notice to the Holder hereof). In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), a certificate or certificates for the Warrant Shares so purchased, registered in the name of, or directed by, the Holder thereof, shall be delivered to, or as directed by, such Holder within a reasonable time after such rights shall have been so exercised.

       (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall issue a new Warrant identical in all respects to the Warrant exercised except (i) it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised, and (ii) the Holder thereof shall be deemed to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant is surrendered and payment of the amount due in respect of such exercise and any applicable taxes is made, irrespective of the date of delivery of such share certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the Holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open.

       Section 3. Redemption. This Warrant may be redeemed by the Company at any time after thirty (30) days from the date of its issuance and prior to the Expiration Date upon twenty (20) days' written notice (such notice to be referred to hereinafter as the "Notice of Redemption") to the Holder of this Warrant for $.01 per Warrant Share if the closing high bid quotation of the company's common stock exceeds one hundred thirty percent (130%) of the Exercise Price for a period of twenty (20) consecutive trading days immediately preceding the mailing by the company of the Notice of Redemption. The Notice of Redemption shall be sent to the last known address of the Holder of this Warrant as maintained on the books and records of the Company. The redemption date shall be not earlier than twenty (20) days after the date of mailing of the Notice of Redemption. Upon receipt of a Notice of Redemption, the Holder of this Warrant may exercise this Warrant to the extent of the number of Warrant Shares called for redemption until two (2) business days prior to the redemption date. A "business day" shall mean any day other than Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of Denver or the State of Colorado. If on the redemption date the Company shall have paid the redemption price or shall have reserved and set apart an amount sufficient to pay the redemption price, then this Warrant shall expire to the extent of the number of Warrant Shares called for redemption pursuant to the Notice of Redemption. Warrants called for redemption in whole or in part shall be tendered to the Company on or before the redemption date. The redemption price shall be paid to the Holder within three (3) business days after the expiration of the twenty (20) day notice period called for above, and shall be delivered via wire transfer according to directions given to the Company by the Holder.

       Section 4. Covenants as to Common Stock. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this

  Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock or provide for the exercise of the rights then represented by this Warrant and that the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

       Section 5. Taxes. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of the Warrant Shares or any permitted transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered Holder hereof or upon any permitted transfer of this warrant.

       Section 6. Warrant Holder Not Deemed a Stockholder. No Holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the Holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), prior to the issuance to Holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. Notwithstanding the foregoing, the Company will provide the Holder of this Warrant with copies of the same notices and other information given to the stockholders of the company generally, contemporaneously with the giving notice thereof to the stockholders.

       Section 7. No Limitation on Corporate Action. No provisions of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

       Section 8. Representations of Holder. The Holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution hereof or of any of the shares of Common Stock or other securities issuable upon the exercise thereof, and not with any present intention of distributing any of the same. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased, are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale. If such Holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of the Warrant that the Company receive such other representations as the Company considered reasonably necessary to assure the Company that the issuance of its securities upon exercise of the Warrant shall not violate any United States or states securities laws.

       Section 9.  Transfer; Opinions of Counsel; Restrictive Legends.

       (a) The Holder of this Warrant understands that (i) this Warrant and the Warrant Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) pursuant to an exemption from such registration; (ii) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the Seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities act or the rules and regulations of the Securities And Exchange Commission thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

       Section 10.  Adjustments.

       (a) Reclassification and Reorganization. In case of any reclassification, capital reorganization or other change of outstanding shares of the Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a Holder of the number of shares of Common Stock that could have been purchased upon exercise of the Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers. If the consideration received by the Holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company acting in good faith.

       (b) Dividends and Stock Splits. If and whenever the Company shall effect a stock dividend, a stock split, a stock combination, or a reverse stock split of the Common Stock, the number of Warrant Shares purchasable hereunder and the Warrant Exercise Price shall be proportionately adjusted int eh manner determined by the Company's Board of Directors acting in good faith. The number of shares, as so adjusted, shall be rounded down to the nearest whole number and the Warrant Exercise price shall be rounded to the nearest cent.

       Section 11. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen or destroyed, the Company shall, on receipt of an indemnification undertaking reasonably satisfactory to the Company, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen or destroyed. In the event the Holder hereof asserts such loss, theft or destruction of this Warrant, the Company may require such Holder to post a bond issued by surety reasonably satisfactory to the Company with respect to the issuance of such new Warrant.

       Section 12. Notice. Any notices required or permitted to be given under the terms of this Warrant shall be sent by mail or delivered personally or by courier and shall be effective five days after being placed in the mail, if mailed, certified or registered, return receipt required, or upon receipt, if delivered personally or by courier or by facsimile, in each case properly addressed to the party to receive the same. The addressed for such communications shall be:

       If to the Company:
            Rentech, Inc.
            1331 17th Street, Suite 720
            Denver, Colorado USA 80202
            Attn:  Mr. James P. Samuels, CFO

  If to Holder, to it at the address set forth below Holder's signature on the signature page hereof. Each party shall provide notice to the other party of any change in address.

       Section 13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or the H older hereof against which enforcement of such change, waiver, discharge, or termination is sought. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant shall be governed by and interpreted under the laws of the State of Colorado.

       Section 14. Date. The date of this Warrant is April 7, 1997. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except notwithstanding any other provisions hereof, the provisions of Section 9 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

                                RENTECH, INC.

                           By:  (signature)
                                -----------------------------------
                                Dennis L. Yakobson, President
  ACCEPTED:

  ------------------------------
  [Holder]

  By:
      --------------------------

  Name:
        ------------------------
  Title:
         -----------------------
  Address:
           --------------------------
  -----------------------------------
  -----------------------------------

                             EXHIBIT 1 TO WARRANT

  SUBSCRIPTION FORM TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT


                                RENTECH, INC.

       The undersigend hereby exercises the right to purchase the number of Warrant Shares covered by this Warrant specified below according to the
  conditions thereof and herewith makes payment of U.S. $            , the
  aggregate Warrant Exercise Price of such Warrant in full.

  Dated:                        19
          --------------------,    ---.


  ------------------------------------
  [Holder]

  By:
      --------------------------

  Name:
        ------------------------

  Title:
         -----------------------

  Address:
           --------------------------

  -----------------------------------

  -----------------------------------


  Number of Warrant Shares Being Purchased:
                                             --------------------